EXHIBIT 99.1

Macrovision Solutions Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

MACROVISION SOLUTIONS CORPORATION REPORTS THIRD QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—November 6, 2008—Macrovision Solutions Corporation (NASDAQ: MVSN) announced today, on a GAAP basis, third quarter 2008 revenues of $112.2 million, compared to $45.6 million for the third quarter of 2007.  Third quarter 2008 GAAP net income was $8.8 million compared to net income of $14.1 million for the third quarter of 2007. GAAP diluted earnings per share for the quarter was $0.09, compared to $0.26 for the third quarter of 2007.

As management believes including Gemstar’s operating results only for the period since its acquisition on May 2, 2008, diminishes the comparative value of results from the prior year, management believes it is useful to measure the results on a non-GAAP Adjusted Pro Forma basis, assuming the Gemstar acquisition was consummated January 1, 2007.  The Adjusted Pro Forma results also exclude Macrovision’s Software and Games businesses that were sold April 1, 2008, discontinued Hawkeye product line, as well as the results of the TV Guide Magazine, TV Guide Network, TVG Network and eMeta businesses, all of which are classified as discontinued operations.  On this basis, third quarter 2008 Adjusted Pro Forma Revenues were $112.2 million, compared to $108.8 million for the third quarter of 2007.  Third quarter 2008 Adjusted Pro Forma EBITDA was $43.0 million, compared to $36.2 million for the third quarter of 2007.  Adjusted Pro Forma EBITDA is defined as pro forma operating income from continuing operations, adding back non-cash items such as equity-based compensation, depreciation and amortization and items which impact comparability such as transaction, transition and integration costs, restructuring and asset impairment charges, insurance settlements and accrual reversals related to a former Gemstar CEO.  Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma operating income from continuing operations and Adjusted Pro Forma EBITDA are provided in the tables below.   Cash and investment balances from continuing operations increased from $332.3 million at the end of June 30, 2008 to $368.9 million at the end of September 30, 2008.

The Adjusted Pro Forma combined company year-to-date results reflect five months of synergies. By January 1, 2009, the Company expects to have realized annualized cost savings in excess of $50 million by rationalizing head count, eliminating corporate marketing initiatives that do not fit within the Company’s plans going forward, eliminating duplicate public company and IT expenses, consolidating facilities and capturing other cost efficiencies.  As of September 30, 2008, the Company had taken expense reduction actions that will lead to approximately $44 million in savings on an annualized basis.  Additionally, actions already taken after September 30, 2008 will result in the remaining $6 million of annualized cost savings.

"I am pleased with our third quarter financial results, especially the performance in our core market segments - consumer electronics and service providers," said Fred Amoroso, President and CEO of Macrovision.  “I am also delighted that we were able to enter into an agreement to sell TV Guide Magazine.  This pending sale enables us to streamline our business and demonstrates an additional proof point in our ability to execute against our business plan.”

“We have narrowed our current 2008 Adjusted Pro Forma Revenue expectations within the range previously provided to between $435 million and $455 million,” added James Budge, Chief Financial Officer.  “For comparative purposes, this 2008 Adjusted Pro Forma revenue estimate assumes that our acquisition of Gemstar, as well as our various dispositions, were completed on January 1, 2007.  We will provide our revenue and earnings estimates for 2009 during our annual Investor Day, which will be held this coming Monday, November 10, 2008 at the NASDAQ market site in New York.”

GAAP to Adjusted Pro Forma Reconciliation
Macrovision Solutions Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are to non-GAAP pro forma measures.  The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue and Adjusted Pro Forma EBITDA are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with, GAAP.  The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.  Macrovision Solutions Corporation believes that providing Adjusted Pro Forma financial information is useful to investors. Adjusted Pro Forma financial information assumes the Gemstar and other acquisitions, divestures, and discontinued operations and product lines were effective on January 1, 2007. Further, Adjusted Pro Forma EBITDA excludes the effect of non-cash items and items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results, or that the Company expects to be incurred over a limited period of time.

As a result of the Gemstar acquisition, the Company’s management now evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue and Adjusted Pro Forma EBITDA. Management uses Adjusted Pro Forma EBITDA as a measure as it excludes depreciation, amortization, equity-based compensation, transaction costs, transition and integration costs, insurance settlements and discontinued product lines; items management does not consider to be “core costs” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures. The income statement line items impacted in the adjustment from GAAP to the Adjusted Pro Forma presentation in this earnings release are revenue, cost of revenues, research and development, selling and marketing, general and administration, depreciation and amortization, restructuring and asset impairment charges.

For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision Solutions Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring, asset impairment charges, gains or losses on sales of strategic investments, insurance settlements and accrual reversals related to a former Gemstar CEO for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision Solutions Corporation.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Macrovision Solutions Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies.  Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma combined company operating income from continuing operations and Adjusted Pro Forma EBITDA are provided in the tables below.

Dial-in Information
Macrovision Solutions Corporation will hold an investor conference call at 5:00 p.m. Eastern time on November 6, 2008.  Investors and analysts interested in participating in the conference are welcome to call 800-240-7305 (or international +1 303-275-2170) and reference the Macrovision call.

The conference call can also be accessed via live webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers) on November 6, 2008 at 5:00 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through November 8, 2008 and can be accessed by calling 800-405-2236 (or international +1 303-590-3000) and entering passcode 11120578#.  A replay of the audio webcast will be available on Macrovision’s website approximately 1-2 hours after the live webcast ends and will remain on Macrovision’s website until our next quarterly earnings call.

About Macrovision Solutions Corporation
Macrovision Solutions Corporation is focused on providing a simple digital home entertainment experience by delivering solutions to businesses to protect, enhance and distribute digital goods to consumers across multiple channels. Macrovision Solutions Corporation’s technologies are deployed by companies in the entertainment, consumer electronics, cable and satellite, and online distribution markets to solve industry-specific challenges and bring greater value and a more robust user experience to their customers. The result of deploying Macrovision Solutions Corporation’s solutions is a simple end user experience for discovering, acquiring, managing and enjoying digital content.  Today, Macrovision Solutions Corporation provides connected middleware, metadata on music, games, movies and television programming, media recognition, interactive programming guides, and copy protection. The Company also operates an entertainment portal which can be found at http://www.allmusic.com.  Macrovision Solutions Corporation holds over 4,000 issued or pending patents and patent applications worldwide. Macrovision Solutions Corporation is headquartered in Santa Clara, California, with numerous offices across the United

States and around the world including Canada, Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Macrovision Solutions Corporation can be found at http://www.macrovision.com/.

©Macrovision 2008. Macrovision is a registered trademark of Macrovision Solutions Corporation and its subsidiaries. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, closings of the sale transaction and statements regarding the financial impact of, expected synergies and expected cost savings from, the transactions described herein.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors included, among others, the Company’s ability to successfully integrate the merged businesses and technologies, the Company’s ability to realize the anticipated synergies and cost savings, the Company’s ability to execute on its plans to rationalize head count, eliminate corporate marketing initiatives and duplicate public company expenses, and consolidate IT and facilities expenditures, failure to close the sale transaction, and customer demand for the technologies and integrated offerings. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #

Investor Contact:
James Budge
Macrovision Solutions Corporation
+1 (408) 562-8400

Lauren Landfield
Macrovision Solutions Corporation
+1 (408) 562-8400

MACROVISION SOLUTIONS CORPORATION
G AAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues	$112,200	$45,605	$218,209	$103,079

Costs and expenses:
Cost of revenues	16,347	1,694	33,761	7,177
Research and development	22,314	3,292	45,172	9,805
Selling and marketing	19,920	4,716	43,777	18,456
General and administrative	18,092	8,657	41,297	22,501
Depreciation	5,281	1,256	10,215	4,014
Amortization	21,020	1,382	39,382	4,077
Restructuring and asset impairment charges	-	163	-	3,244
Total costs and expenses	102,974	21,160	213,604	69,274

Operating (loss) income from continuing operations	9,226	24,445	4,605	33,805
Interest expense	(16,124)	(1,969)	(29,417)	(5,798)
Interest income and other, net	2,397	6,859	10,496	16,903
Gain on sale of strategic investments	-	-	5,238	-
(Loss) income from continuing operations before income taxes	(4,501)	29,335	(9,078)	44,910
Income tax (benefit) expense	(14,453)	1,316	(17,140)	7,786
Income from continuing operations, net of tax	9,952	28,019	8,062	37,124
Discontinued operations, net of tax	(1,162)	(13,927)	92,964	(14,832)
Net income	$8,790	$14,092	$101,026	$22,292

Basic earnings per share:
Basic income per share from continuing operations	$0.10	$0.52	$0.10	$0.70
Basic income (loss) per share from discontinued operations	$(0.01)	$(0.26)	$1.15	$(0.28)
Basic net earnings per share	$0.09	$0.26	$1.25	$0.42

Shares used in computing basic net earnings per share	102,912	54,401	81,104	53,342

Diluted earnings per share:
Diluted income per share from continuing operations	$0.10	$0.51	$0.10	$0.68
Diluted income (loss) per share from discontinued operations	$(0.01)	$(0.25)	$1.14	$(0.27)
Diluted net earnings per share	$0.09	$0.26	$1.24	$0.41

Shares used in computing diluted net earnings per share	103,027	55,060	81,203	54,344

MACROVISION SOLUTIONS CORPORATION
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$268,734	$134,070
Short-term investments	21,494	248,194
Trade accounts receivable, net	77,804	44,327
Deferred tax assets	6,734	4,563
Prepaid expenses and other current assets	15,460	12,135
Assets held for sale	582,690	79,503
Total Current Assets	972,916	522,792

Long-term marketable investment securities	78,676	57,025
Deferred tax assets	-	57,850
Property and equipment, net	51,507	10,011
Finite-lived intangible assets, net	938,309	78,801
Other assets	63,191	11,470
Goodwill	1,183,839	199,209
TOTAL ASSETS	$3,288,438	$937,158

LIABILITIES
Accounts payable	$10,845	$6,157
Accrued expenses	77,794	39,625
Taxes payable	8,100	1,355
Deferred revenue	18,096	7,494
Current portion of debt and capital lease obligations	6,179	1,488
Liabilities held for sale	210,948	27,959
Total Current Liabilities	331,962	84,078

Taxes payable, non-current	76,366	57,026
Long-term debt and capital lease obligations, less current portion	883,125	240,400
Deferred revenue, less current portion	5,484	-
Deferred tax liabilities, long-term, net	256,328	-
Other non-current liabilities	5,264	36
TOTAL LIABILITIES	1,558,529	381,540

STOCKHOLDERS’ EQUITY	1,729,909	555,618
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,288,438	$937,158

MACROVISION SOLUTIONS CORPORATION
COMBINED COMPANY REVENUE SUMMARY
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Adjusted Pro Forma Revenues
Consumer Electronics	$50,549	$50,300	$139,718	$137,319
Service Providers	46,013	39,200	137,389	109,340
All Other	15,638	19,340	48,820	54,879
	$112,200	$108,840	$325,927	$301,538

Pro forma revenues from continuing operations	$112,200	$109,245	$325,927	$303,389
Discontinued product line (Hawkeye)	-	(405)	-	(1,851)
Adjusted Pro Forma Revenues	$112,200	$108,840	$325,927	$301,538

GAAP Revenues from continuing operations
Consumer Electronics	$50,549	$33,352	$101,317	$67,251
Service Providers	46,013	1,615	75,447	3,023
All Other	15,638	10,638	41,445	32,805
	$112,200	$45,605	$218,209	$103,079

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008	Q3 2008
Seven Quarters of Adjusted Pro Forma Revenues
Consumer Electronics	48,709	38,310	50,300	44,200	45,145	44,024	50,549
Service Providers	37,179	32,961	39,200	40,700	45,753	45,623	46,013
All Other	19,562	15,977	19,340	22,260	16,899	16,283	15,638
Adjusted Pro Forma Revenues	105,450	87,248	108,840	107,160	107,797	105,930	112,200
Discontinued product line (Hawkeye)	877	569	405	990	-	-	-
Pro forma revenues from continuing operations	$106,327	$87,817	$109,245	$108,150	$107,797	$105,930	$112,200

MACROVISION SOLUTIONS CORPORATION
RECONCILIATION OF ADJUSTED PRO FORMA EBITDA TO
PRO FORMA OPERATING INCOME FROM CONTINUING OPERATIONS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2008
	Total	Total

Adjusted Pro Forma EBITDA	43,004	107,210
Depreciation	(5,281)	(16,312)
Amortization	(21,020)	(63,029)
Equity-based compensation	(4,323)	(10,337)
Transaction costs	-	(681)
Transition and integration costs	(3,154)	(6,181)
Insurance settlement	-	32,500
Pro forma operating income from continuing operations	$9,226	$43,170

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
	Total	Total

Adjusted Pro Forma EBITDA	36,178	97,086
Depreciation	(3,971)	(11,997)
Amortization	(21,166)	(63,429)
Equity-based compensation	(3,486)	(8,747)
Transaction costs	(2,090)	(2,790)
Restructuring and asset impairment charges	(163)	(3,244)
Discontinued product line (Hawkeye)	(939)	(4,314)
Accrual reversal related to former Gemstar CEO	-	10,700
Pro forma operating income from continuing operations	$4,363	$13,265